UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549



FORM 10



GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934



INAMCO INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)




        Delaware					  72-1359595
(State or other jurisdiction of		       (I.R.S. Employer
incorporation or organization)                      Identification No.)


801 Montrose Ave., South Plainfield, NJ          07080
  (Address of principal executive offices)               (Zip Code)


(908) 754-4880
(Registrant's telephone number, including area code)



Securities to be registered pursuant to Section 12(b) of the Act:


  Common Stock, $.01 par value		          NASDAQ
Title of each class to be so registered           Name of each exchange
				             on which each class
					     is to be registered





Securities to be registered pursuant to Section 12(g) of the Act:  None



Amended as per the request of the Securities and Exchange Commission



INAMCO INTERNATIONAL CORP.

INDEX

No.								     Page

Item 1.  Business                                                   3
Item 2.  Financial Information                                     10
Item 3.  Properties                                                11
Item 4.  Security Ownership of Certain
         Beneficial Owners and Management                          11
Item 5.  Directors and Executive Officers                          12
Item 6.  Executive Compensation                                    14
Item 7.  Certain Relationships and Related Transactions            14
Item 8.  Legal Proceedings                                         15
Item 9.  Market Price of and Dividends on the Registrant's
         Common Equity and Related Stockholder Matters             15
Item 10. Recent Sales of Unregistered Securities                   16
Item 11. Description of Registrant's Securities to be Registered   18
Item 12. Indemnification of Directors and Officers                 18
Item 13. Financial Statements and Supplementary Data               18
Item 14. Changes in and Disagreements with Accountants on
         Accounting and Financial Disclosures                      19
Item 15. Financial Statements and Exhibits                         19

INFORMATION RELATING TO FORWARD-LOOKING STATEMENTS

        This Form 10 includes forward-looking statements. These forward-looking statements involve a number of risks and uncertainties. They include statements about the Company's strategy and goals, and other statements that are not historical facts. Some of the statements are preceded by the words "intends," "will," "plans," "expects," "anticipates," "estimates," "aims," and "believes" or similar words. For these statements, the Company claims the protection of the Private Securities Litigation Reform Act of 1995. Readers of the Form 10 are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update publicly or revise any forward-looking statements. Actual events or results may differ materially from the Company's expectations. Important factors that could cause actual results to differ materially from those stated or implied by the forward looking statements include, but are not limited to, the following: the ability to complete, if at all, within a reasonable time period; future quarterly or annual financial results; the timing, success and cost of research and development, and out-licensing endeavors.











Item 1.  BUSINESS.

General development of business.

Inamco International Corp. ("Inamco", the "Company", "Registrant") has yet to commence full-scale operations. It is, and has been focused primarily on the future completed acquisition of an existing pharmaceutical company.

The Company has been in existence for a period of less than five (5) years, and to date, there has been limited general development of Inamco since its acquisition of Omni Assets, Inc., on October 26, 1999. In January 2000, the Company purchased the name of "Inamco International Corp.", and began discussions with an existing pharmaceutical company to purchase its hard assets. However, after many months of negotiations, it was understood by all parties that the purchase of any assets could only be consummated at a later date. In February 2000, the Company changed it name from "Omni Assets, Inc." to "Inamco International Corp.", and also changed its listing symbol from "OMNA" to "IICO". Currently the Company's common stock trades on the NASDAQ Bulletin Board. The Company has never had any subsidiaries.

The Company is currently not the subject of, or engaged in, any bankruptcy, receivership or similar proceedings. There has been no material reclassification, merger, consolidation, or any acquisition or disposition of any material amount of assets to or from the Company.

Plan of operation.

Financial information about segments. The information required by this item requires the use of forward-looking statements that involve risks, uncertainties and assumptions. All forward-looking statements included in this document are based on information available on the date of this document, Inamco assumes no obligation to update any forward-looking statements contained in this Form 10. Inamco is a "start-up" company as defined by the Financial Accounting Standards Board Statement No. 7. Presently, it has no assets, liabilities, operating activities and/or revenue. However, the following independent segment information describes how the US Market is expected to reach $330 billion by the Year 2006; this should have a positive affect on the Company if a proper merger candidate is found and Inamco is able to penetrate the pharmaceutical market:

US market to reach $330 billion in 2006

Driven by continuing strong price growth, the value of the US pharmaceutical market is expected to top $330 billion in 2006, according to the recently released IMS Market Prognosis International 2002-2006 (the new name for Pharma Prognosis International). The US market will thus account for over 60% of the total Market Prognosis International market, up from 56% in 2001. US per capita expenditure on drugs will reach well over $1,000, which will be double the expenditure in Japan and three times that in the UK.

US to Increase Dominance

The 11 countries that make up the Market Prognosis International region
- the USA, Japan, Germany, France, Italy, the UK, Spain, Canada, Australia, Belgium and Switzerland - account for over 75% of the global pharmaceutical market by value. The USA is by far the most important of these markets, with 56% of the 11 combined markets in 2001, and will become even more dominant over the next five years, on the basis of Market Prognosis forecasts. With annual double-digit growth rates, the US market will grow to make up over 60% of the Market Prognosis International market in 2006.
Meanwhile, the next-largest national pharmaceutical market, Japan, is forecast to virtually stand still, with low single-digit growth. The Japanese market was three times the size of the third biggest market (Germany) in 2001, but, beleaguered by continuing economic stagnation, it is forecast to be just twice the size of the third-biggest market (France) in 2006. The French and German markets will remain virtually neck and neck in terms of value, with France just inching ahead of Germany due to slightly higher growth over the prognosis period. The Italian market, with sales growth of well over 10%, will pull further ahead of the UK, where an expected weakening of sterling will help to peg growth to single digits.

Strong US growth driven by price growth

US pharmaceutical sales growth from 2001-2006 will be driven by price increases, according to Market Prognosis International, with the USA being the only market with a positive forecast price growth trend; in the other countries covered by Market Prognosis International, the trend in average prices will be negative. These trends are in real terms - in other words, the effect of inflation has been removed to make price changes comparable across countries with different inflation rates.
This positive price trend will reinforce the image of the USA as the most attractive market for the pharmaceutical industry. The countries where the industry will be hardest hit by price deflation are Australia, Belgium and Spain. These countries are already difficult environments to operate in, with prices over the last five years showing annual average declines, in real terms, of over 2%. Similar declines are expected over the five-year prognosis period, making them less attractive still.
According to Market Prognosis International, it is possible that the forecast US price trend is over-optimistic, while the trends in the other countries could be over-pessimistic. It says that companies in the USA could suffer if politicians there decide that there is no justification for the higher prices charged in the USA, and that US consumers are being "taken for a ride" by the rest of the world. On the other hand, the negative trends in some European countries could be changed if pharmaceutical companies could persuade governments that their current pricing policies are driving investment to the USA. However, given the numerous pricing measures being considered in most countries, IMS Market Prognosis International says that it is more likely that the US forecast will prove to be optimistic than that forecasts for the other countries prove to be pessimistic.

Copyright IMS HEALTH, 27 March 2002, Source: IMS Market Prognosis 2002-
2006

Narrative description of business. At present, the Company has yet to commence any operations and is seeking a proper merger and acquisition candidate to significantly augment its current status within the pharmaceutical drug sector. The proper candidate will be an established pharmaceutical company that presently manufactures and distributes certain generic over-the-counter ("OTC") drugs. The candidate will need to have the ability to manufacture generic drugs whose equivalents are Actifed(, Allerest(, Anacin(, Co-Tylenol(, Exlax(, Sudafed(, and NightQuil(. The candidate will also be in the position to produce other OTC drugs and/or "grand-fathered" prescription medications.

Generic pharmaceuticals, as a whole, have the same chemical and therapeutic properties as their brand-named counterparts. Although typically less expensive, they are required to meet the same governmental standards as the brand-name drug, and most must receive approval from the appropriate regulatory authority prior to manufacture and sale. A manufacturer cannot produce or market a generic pharmaceutical until all relevant patents (and any additional government-mandated market exclusivity periods) covering the original brand-name product have expired.

Once a merger and/or acquisition has been consummated, Inamco will be in a position to sell its products to distributors (both domestic and international), hospitals, and large buying groups. The Food and Drug Administration ("FDA") oversees the manufacture of both brand-name and generic pharmaceuticals, and the production of these drugs is usually subject to:

(1) An approved New Drug Application ("NDA") which allows the medication to state both its safety and effectiveness;
(2) Marketed under an NDA for safety only;
(3) Marketed without an NDA; or
(4) Marketed pursuant to over-the-counter monograph regulations.

For generic pharmaceuticals being manufactured for both safety and effectiveness, prior to marketing, these drugs must undergo and pass an Abbreviated New Drug Application ("ANDA"). The Company realizes that in order to get approval from the FDA via an ANDA, all drug product applications will need to include: data relating to product formulation, raw material suppliers, stability information, manufacturing techniques, packaging, labeling, and quality control information. Those drugs subject to an ANDA under the Drug Price Competition and Patent Term Restoration Act of 1984 (the "Waxman-Hatch Act") must also contain bio-equivalency data. Generics can also be marketed by adhering to FDA enforcement policies, or be subject to an over-the-counter drug review monograph process.

If a successful merger and acquisition is consummated, it is the Company's belief that all OTC medicines being produced will have prior FDA approvals, which will give the Company the ability to spend a minimal amount of time and capital on research and development before raw materials reach the manufacturing stage.

Inamco will have also identified many different sourcing chemical companies where raw materials will be purchased in bulk for the manufacture of their generic pharmaceuticals. All raw chemicals needed are readily available; however, it will be the Company's intention to always be conscious of pricing, for certain chemical companies will give discounts when buying in bulk and placing continual orders.
Inamco will benefit from the fact that the pharmaceutical industry is non-cyclical and the need for quality OTC drugs is always present.

After a merger and acquisition has been consummated, the Company will have its good manufacturing procedures ("GMP") certification issued by the FDA. This certification will allow Inamco to produce a complete retail line of OTC pharmaceuticals for immediate sale to its clientele. Coinciding with the expected revenues generated, Inamco will also submit several different ANDA applications to the FDA, so that it may manufacture certain prescription medication and add considerable profit potential to its entire pharmaceutical operation.

It will be Inamco's intention not to have a single customer or group of customers comprising more than 20% of its revenue stream. The Company will continue to add to its client base by tendering offers through certain buying groups, municipalities, government agencies, and hospital and retail distributors. This will ensure enough of a customer base, so that the loss of any one client will not significantly affect the Company's revenue stream.

Since the Company has yet to begin any operations, it has no backlogged orders or government contracts subject to renegotiation or termination. At present the Company has no competition as well. It is contemplated, however that if a merger and acquisition is successful, the Company will have competition with other manufacturers of generic pharmaceuticals. These competitors will probably have substantially greater capital resources than Inamco, as well as seasoned sales and marketing teams in place. It is the Company's belief that its primary competition will come from Alpharma, Inc., Barr Laboratories, Inc., and
Geneva Pharmaceuticals, Inc.    However, the generic market is
currently estimated to account for approximately 11% of all global pharmaceutical sales, based on published reports included herein, and this figure is anticipated to rise dramatically as branded drugs come off-patent within the next decade. It will also be one of Inamco's commitments to bring niche products to market that its competition currently finds to burdensome to manufacture.

Inamco has not spent any monies on company-sponsored research and development activities, and there are no plans to do so in the foreseeable future. Once a merger and acquisition is consummated, the Company will be in compliance with all federal, state and local provisions with respect to the manufacture of generic pharmaceuticals. The FDA will oversee and enforce compliance for good manufacturing practices, and the Company's facility will be located in a properly zoned manufacturing area. And, although the Company presently has no employees, it is estimated that a minimum of 3 doctors of pharmacology and 10 technicians will be employed.

Financial information about geographic areas. The information required by this item requires the use of forward-looking statements that involve risks, uncertainties and assumptions. All forward-looking statements included in this document are based on information available to us on the date of this document. Inamco assumes no obligation to update any forward-looking statements contained in this Form 10.
Inamco is a "start-up" company as defined by the Financial Accounting Standards Board Statement No. 7. Presently, it has no assets, liabilities, operating activities and/or revenue. However, the following provides information about the financial growth of the industry in certain geographical areas in which Inamco plans to market its products:

Regions

Drug sales through retail pharmacies in thirteen key markets closed at $223.6 billion, a 10% growth for the twelve-month period from March 2000 through to February 2001.

	* Retail pharmacy drug sales for the 13 major markets had a 10% sales growth, as per last month. Sales in the top five European markets down a percentage point to a 7% growth rate. All European countries in our survey had growth as per last month.
	* North America continues to experience the most significant growth, posting 15% sales growth and $105.7 billion in sales in the 12 months to February, up a percentage point on last month.
	* Japan's growth rate dropped this month back to 3% at $50.9 billion in the 12 months to February 2001.

The three Latin American Markets dropped two percentage points in growth from last month to 7% at $13.4 billion. This result was aided by a growth rate 18% reported for Mexico, again the highest country growth rate in our survey. Argentina, continue to show no negative growth for the third month running.

Source: IMS Monthly Midas. Any use of this information must be sourced to IMS HEALTH.

Risks Inherent in a Development Stage Company. The Company was acquired on October 26, 1999. Since inception it has been engaged almost exclusively in organizational activities and has just recently begun the search for a pharmaceutical merger candidate, so that it may enter into the generic pharmaceutical manufacturing industry. Accordingly, as a transitional development stage company, the Company has had no operating history upon which an evaluation of the Company's prospects can be made. Consequently, the likelihood of success of the Company must be considered in view of all of the risks, expenses and delays inherent in the establishment of a new business, including, but not limited to, expenses and delays of an ongoing business that has commenced, slower than anticipated manufacturing and marketing activities, the uncertainty of market assimilation of the Company's product and other unforeseen factors.

No Operating History; Losses. The Company has had no business operations and no prior operating history. The Company anticipates that it will incur losses and generate negative cash flow once a merger and acquisition has been consummated. At this time, the Company has no revenues; and there is no assurance that the Company will ever have revenues or be profitable or achieve positive cash flow from operations.

Dependence Upon Key Personnel. The success of the Company depends, in part, upon the successful performance of its president and secretary, Mr. Varges George (a/k/a George Varges). Although the Company has entered into a comprehensive employment contract with Mr. George, and the Company intends to employ additional qualified executives, employees and consultants having significant experience delivering the business expertise needed, if Mr. George fails to perform any of the duties undertaken by him for any reason whatsoever, the ability of the Company to manufacture, market and distribute their products would be adversely affected. The Company may seek in the future to secure and maintain key man insurance on Mr. George; there is no assurance,
however, that such insurance will in fact be obtained.   Moreover, the
Company believes there are available qualified managerial and other personnel in sufficient numbers to properly staff the facilities and offices of the Company, but there can be no assurance that the Company will be able to attract sufficient qualified personnel.

Regulation. The Company, as well as all participants in the generic over the counter pharmaceutical industry, must comply with the rules and regulations of the Food and Drug Administration. ("FDA"). The manufacture of generic drugs is governed by FDA regulations and protocols. Such regulations and protocols are subject to change. Therefore, the Company's approach to certification may require modifications to adjust for future regulatory change. Furthermore, the Company's future activities (although less intense than more established pharmaceutical manufacturers who are principally engaged in the manufacture of controlled drug products) are subject to extensive regulation not only by the FDA, but comparable state regulatory and foreign health authorities.

No Audit or Other Independent Review of Financial Information. The financial information for the Company has not been reviewed by a certified public accountant, nor has any certified public accountant reviewed or otherwise assisted in the preparation of the financial information included herein. Although the Company's management has used its good faith best efforts in the preparation of such information, there is no assurance that the financial information provided herein is fully complete, and the presentation of such information may not be in compliance with generally accepted accounting principles.

General Business Conditions. The business operations of the Company may be adversely affected by the economic and business factors to which businesses generally are subject, many of which are beyond the control of the Company.

Competition. There are manufacturing entities that currently offer products and services similar to those proposed by the Company. These entities may have greater financial and personnel resources than the Company. Manufacture and use of generic over the counter ("OTC") drugs throughout the United States is on the increase. The generic OTC manufacturing industry, in general, is dominated by a small number of companies, which are well known to the public. The Company believes that as a manufacturer of a broad-based generic drug line, both wholesale and retail, it will be able to compete with the better known brands of OTC generic drugs. Although the Company considers itself favorably positioned to compete in this market niche, there can be no assurance that other competing entities currently operating in the Company's proposed regional areas, or that may open in the future in these regions, will not adversely affect the Company's profitability.

Effects on Fluctuations in Generic Drug Costs and Availability. The Company intends to purchase premium grade raw materials for use in its generic drug manufacturing enterprise. Such unprocessed natural products will be obtained from third party sources and manufacturing sub-contractors. The price and availability of these raw materials are subject to numerous factors not within the Company's control including: weather conditions, policies of foreign countries and/or trade restrictions as well as the status of the worldwide demand for generic drug ingredients. In the event the Company cannot timely acquire its raw materials from third party entities, the Company's ability to ship its products and service to its targeted markets on a timely basis, if at all, would be negatively affected.

Reliance on Outside Suppliers. The Company intends to purchase its raw materials and supplies from independent sources. For some time it will remain dependent upon such outside sources for all of its unprocessed natural products. There can be no assurance that these sources will be able to provide adequately for the current and future needs to the Company. In the event that any of the Company's proposed suppliers should suffer quality control problems, lack of raw materials or financial difficulties, the Company would be required to find alternative sources for its product lines. The likelihood that the Company will identify a broad base of alternatives sources is good.
The time lost in seeking and acquiring additional and newer sources, however could adversely affect the Company's revenues and profitability.

Product Liability. The testing, marketing and sale of generic pharmaceuticals entail an inherent risk of allegations of product liability, and there can be no assurance that product liability claims will not be asserted against the Company. Inamco may incur product liability due to product failure or improper use of products by the user. The Company intends to obtain product liability insurance that should be adequate for future operations. There can be no assurance, however, that the amount of insurance, once obtained, will be sufficient to fully insure against claims that may be made against the Company.

The Generic Drug Enforcement Act of 1992. Which was amended to the FDC Act, gives the FDA six ways to penalize any entity that engages in the wrongdoing with respect to the development and/or manufacture of a generic drug, or the purposefully faulty submission of an ANDA, which include, but are not limited to:

1) Permanently or temporarily prohibit alleged wrongdoers from submitting or assisting in the submission of an ANDA;
2) Temporarily deny approval of, or suspend applications to market particular generic drugs;
3) Suspend the distribution of all drugs approved or developed pursuant to an invalid ANDA;
4) Withdraw approval of an ANDA;
5) Seek civil penalties; and/or
6) Significantly delay the approval of any pending ANDA from the same party.

At present, the Company has never been the subject of any enforcement action by the FDA (and/or otherwise), and it is the intention of the Company to acquire a pharmaceutical entity that itself has had no previous problems with the FDA. There can be no assurances, however, that restrictions and/or fines will not be imposed on Inamco in the future.

Available information. Inamco has not filed any registration statement(s) under the Securities Act of 1933 since its acquisition of Omni Assets, Inc., on October 26, 1999. However, any statements, including this "Form 10", may be viewed by contacting the Securities and Exchange Commission, Public Reference Room, located at 450 Fifth Street, N.W., Washington, D.C. 20549. 1-800-SEC-0330.

Reports to Security Holders. To date, Inamco has not provided any annual reports to securities holders since its acquisition of Omni Assets, Inc., on October 26, 1999, and/or at any other time. An annual report, that will contain financial information examined by a certified public accountant, will be made available to securities holders and the general public as mandated by the SEC and stock exchange rules and regulations.

Enforceability of Civil Liabilities Against Foreign Persons. Inamco is not a foreign private issuer filing any registration statements under the Securities Act of 1933.


Item 2.  FINANCIAL INFORMATION.

	Inamco is a "start-up" company as defined by the Financial Accounting Standards Board Statement No. 7. Presently, it has no assets, liabilities, operating activities and/or revenue. Inamco has yet to commence full-scale operations, and is focused primarily on the future acquisition and merger with an existing pharmaceutical company.

Management's Discussion and Analysis of Financial condition and Results of Operations.

This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Inamco assumes no obligation to update any forward-looking statement contained in this Form 10.

Inamco at present is a company that is in search of a merger/acquisition candidate in the generic pharmaceutical sector. The Company's management has not prepared a formal Management's Discussion and Analysis of Financial Condition and Results of Operations. Such a written presentation could provide important information regarding the financial condition, liquidity and capital resources of the Company. The Company is still in the developing stage, and has had no resources to date. Consequently, the Company will need infusions of working capital either in the form of equity investments, loans or otherwise, in order to merger/acquire a pharmaceutical concern.

The Company has had no change in its financial condition as a result of any operations, nor is there any liquidity, capital resources, results of operation, financial statements for any interim periods, material changes in financial position, or material changes from the result of operations.

Quantitative and Qualitative Disclosures About Market Risk.

The Company is not exposed to any market risk due to the fact that it does not own any risk sensitive instruments; that is inclusive of cash and the fluctuations that interest rates play on cash equivalents and short term investments.

Item 3.  PROPERTIES.

The information required for this item contains forward-looking statements that involve risks, uncertainties and assumptions. Inamco assumes no obligation to update any forward-looking statement contained in this Form 10.

Inamco has yet to commence full-scale operations and is focused primarily on the future acquisition of an existing pharmaceutical company. The Company presently does not have any assets or liabilities, including any property or long-term lease agreements. It is the understanding of the Company's president, that if Inamco is able to consummate a merger and/or acquisition of a pharmaceutical company, that future company will have facilities suitable enough for the research and development, manufacture, and warehousing of generic medicines.


Item 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT.

Security ownership of certain beneficial owners.

As of May 9th, 2002, the Company had a total number of shares outstanding equal to Twenty Seven Million Six Hundred Thousand
(27,600,000). The following table provides information pertaining to owners of more than five percent of any class of the Company's voting stock.

      (1)               (2)                   (3)               (4)
Title of Class    Name and Address     Amount and Nature  Percentage of
                of Beneficial Owner   of Beneficial Owner    Ownership


  Common A      Inamco Services Corp.*     12,947,487         46.91%
		   801 Montrose Ave.
		South Plainfield, NJ  07080

  Common A  Advanced Diagnostics Inc.*      8,326,403         30.17%
		   801 Montrose Ave.
		South Plainfield, NJ  07080





Security ownership of management.

As of May 9th, 2002, the Company had a total number of shares outstanding equal to Twenty Seven Million Six Hundred Thousand
(27,600,000). The following table provides information pertaining to shares beneficially owned by all directors and nominees.


      (1)               (2)                   (3)               (4)
Title of Class    Name and Position    Amount and Nature  Percentage of
                of Beneficial Owner   of Beneficial Owner    Ownership


  Common A       Varges George*	     1,000,000		  3.62%
		President/Secretary


*It should be noted that Mr. Varges George is the sole shareholder of Inamco Services Corp., and Advanced Diagnostics Inc., as described herein. Accordingly, Mr. George has direct control of approximately 80.70% of the Company's outstanding common stock.


Item 5.  DIRECTORS AND EXECUTIVE OFFICERS.

Identification of directors.

At present, Inamco has not nominated or chosen anyone to become a director of the Company.

Identification of executive officers.

At present, Mr. Varges George, age 45, is the sole executive to the Company. He serves in the capacity of both president and secretary. He has been the sole executive of the Company since the acquisition of Omni Assets, Inc. by the Company on October 26, 1999. At present, Mr. George has no arrangements or understandings between he and any other parties with respect to the Company except those that are stated herein.

Identification of certain significant employees.

At present, the Company has no employees or understanding with any persons acting as production managers, sales managers, or research scientists who are in any way associated with Inamco.

Family relationships.

There are no relationships between family members of the sole executive and the Company.

Business experience.

Mr. Varges George is currently the president; and majority shareholder of Inamco Services Corp. This management company owns and operates two separate and distinct companies: Medicos Laboratories, Inc. and Advanced Diagnostics, Inc., descriptions of which are as follows:

Medicos Laboratories, Inc. operates primarily as a laboratory engaged in the development and manufacture of non-prescription generic drugs. Among the products being produced are: clinical chemical reagents, tablets, chewable tablets, capsules, liquids and powders.
Advanced Diagnostics, Inc. is dedicated to the research, development and manufacturing, and marketing of diagnostic test kits. The company sells its products through wholesalers, private label distributors, drug chain stores, health maintenance organizations ("HMO's"), hospital buying groups, and local, state and federal government agencies. This company produces such products as: pregnancy tests, allergy indicators, Strep A Testing, ovulation and fertility testing, tumor markers, drugs of abuse diagnostic kits, and infectious diseases tests.

Mr. Varges holds a Master of Business Administration degree from the Siddharth Institute of Industry and Administration of Bombay, India. Mr. George, an accountant by training, has comprehensive knowledge of import-export markets and of financial operations which has enabled him to work in fast-paced, highly diversified environments, orchestrating international transactions involving millions of dollars with such multi-national conglomerates as IBM, Xerox, Amoco Oil and Minnesota Mining and Manufacturing. Mr. George was formerly Finance and Administration Manager for Al Orooba Technical Trading Co. of the United Arab Emirates, Financial Manager for Sayco Establishment of the United Arab Emirates, Chief Accountant for Step International Marketing Co. of Bombay, India, and Accountant for St. George Automobiles and Thankappan and Madhu, both of Kerala, India.


Directorships.

At present, the Company has no directors or understanding with any persons acting as directors who are in any way associated with Inamco.

Involvement in certain legal proceedings.

The sole executive of Inamco, Mr. Varges George, nor any other entity with which he may be involved, has not filed any petitions under the Federal bankruptcy laws or any state insolvency laws. He has never been convicted of a crime, nor named in any criminal proceeding, nor the subject of any order, judgment, or decree, that would permanently or temporarily enjoin him from: acting as a futures commission merchant, introducing broker, or any other sanctioned NASD licensed person. He has never been barred permanently or temporarily from engaging in any type of business practice, or engaging in any activity in connection with the purchase or sale of any security or commodity.

Promoters and control persons.

The Company has had no need to employ and/or invoke the services of a promoter.






Item 6.  EXECUTIVE COMPENSATION.


Summary of Cash and Certain Other Compensation


The following table sets forth certain information concerning the compensation paid by the Company for services rendered to the Company in all capacities for the fiscal years ended December 31, 2001, 2000 and 1999 by the Company's Chief Executive Officer:

Summary Compensation Table

						                         Long Term
   			          Annual Compensation        Compensation Awards

								     Class "A"
				           Other Annual    Common Stock      All Other
Name and Position  Year  Salary(1) Compensation owned by Principal Compensation

Varges George      2001   $ -        $   -          1,000,000 sh.     $  -
President          2000     -            -          1,000,000 sh.        -
                   1999     -            -          1,000,000 sh.        -

In accordance with the rules of the SEC, the compensation described in the above table does not include medical, group life insurance or any other benefit that could be received by the sole Executive Officer of the Company. Furthermore, there has been no compensation awarded to, earned by, or paid to any person since the Company's acquisition of Omni Assets, Inc., on October 26, 1999.

Item 7.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

Transactions with management and others.

The Company has not been involved with or privy to any transactions with any persons and/or business entities since the Company's acquisition of Omni Assets, Inc., on October 26, 1999. The acquisition of Omni (Omni being defined as a "non-operating public shell"), in essence, was by a privately owned operating company, and for reasons of filing this Form 10, that transaction was deemed as a capital purchase by a privately-held business. Since that purchase, Inamco has been dormant with the exception of the limited amount of activity as described in Item. 1 "BUSINESS" - "General development of business" above.

Certain business relationships.

The Company's sole executive, Mr. Varges George, is currently the president and sole shareholder of Inamco Services Corp. This management company owns and operates two separate and distinct companies: Medicos Laboratories, Inc. and Advanced Diagnostics, Inc., descriptions of both company's stated herein above under Item 5. "DIRECTORS AND EXECUTIVE OFFICERS" - "Business Experience" of Mr. Varges George.

Although the Company's sole executive officer is the owner, of record, of Inamco Services Corp., Medicos Laboratories, and Advanced
Diagnostics, neither he nor any entity has made payment, nor contributed to the Company's gross revenues or assets in any way whatsoever since the acquisition of Omni Assets, Inc. on October 26, 1999.

The Company's sole executive, Mr. Varges, is not a member of, or of counsel to, a law firm, nor is he a partner to an investment banking firm, where such a company would need a retainer in order to perform certain services to Inamco.

Indebtedness of management.

The sole executive of Inamco, Mr. Varges George, has not been indebted to the Company in any way whatsoever.

Transactions with promoters.

The Company has had no need to employ and/or invoke the services of a promoter.


Item 8.  LEGAL PROCEEDINGS

None either historically or presently.


Item 9. MARKET PRICE OF AND DIVIDENS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market information.

Our common stock has traded on the Nasdaq pink-sheets under the symbol "IICO". The following table sets forth, for the period indicated, the high and low bid quotations for the common stock as reported by Nasdaq.

							High 	    Low

Year ended December 31, 2000
Third Quarter (from July 28, 2000)                   $2.50      $1.75
Fourth Quarter                                       $1.80      $1.10

							High        Low

Year ended December 31, 2001
First Quarter  					       $1.15      $.22
Second Quarter  				       $.28       $.05
Third Quarter   				       $.08       $.05
Fourth Quarter 					       $.05       $.05

As of April 26, 2002 there were 94 registered stockholders of record of the Company's common stock.

Dividends

The Company has never declared or paid any cash dividends on its capital stock and does not anticipate paying any cash dividends in the foreseeable future.
Securities authorized for issuance under equity compensation plans.

The Company has never declared or authorized the issuance of any common stock for the purposes of a compensation plan, and does not anticipate on doing so in the foreseeable future.

Item 10.  RECENT SALES OF UNREGISTERED SECURITIES.

Securities sold.

None.

Underwriters and other purchasers.

None.

Consideration.

On October 27, 1999, the president and majority shareholder, Mr. Varges George, owned approximately Eighty percent (80%) of the Company. It was his option to divide his ownership in the Company via the following manner:

i) An employment contract to himself for One Million shares;
ii) A contribution to Inamco Services Corp., which he is the sole owner, for 12,947,487; and
iii) A contribution to Advanced Diagnostics, Inc., which he is the sole owner, for 8,326,403

On May 23, 2000, a total of 25,000 shares of restricted common stock were issued to H Neil Broder for legal services rendered; and

On November 10, 2000, a total of 68,245 shares of restricted common stock were issued to Calvin Moore as compensation.

For services rendered, a consultation firm (Royal Capital) received compensation in the form of restricted common shares of stock rather than cash. This firm obtained their shares for rendering general corporate advisory services to the Company in connection with the Company's efforts to expand its business operations, mergers, joint ventures and acquisitions. They also assisted in providing guidance in selecting appropriate resources for legal documents and the establishment of escrow accounts. Any relationship with Royal Capital or its principals has been terminated.

As of April 26, 2002, the Company had paid out a total of 2,355,365 restricted common shares to Royal Capital as per their agreement. It is the Company's further understanding, that their consultants deemed it proper, to name certain third party's as receivers of their restricted shares. A listing is as follows:

On March 24, 2000, a total of 10,000 shares of restricted common stock were issued to Peter Bonafide via the request of Royal Capital;

On March 29, 2000, a total of 10,000 shares of restricted common stock were issued to Brian Amery via the request of Royal Capital;

On March 29, 2000, a total of 75,000 shares of restricted common stock were issued to Henry Book via the request of Royal Capital;

On March 29, 2000, a total of 15,000 shares of restricted common stock were issued to Bruce Deichl via the request of Royal Capital;

On March 29, 2000, a total of 25,000 shares of restricted common stock were issued to Rick Deichl via the request of Royal Capital;

On March 29, 2000, a total of 600,000 shares of restricted common stock were issued to Leslie Gonda & Susan Gonda Family Trust via the request of Royal Capital;

On March 29, 2000, a total of 150,000 shares of restricted common stock were issued to Carl Henn via the request of Royal Capital;

On March 29, 2000, a total of 75,000 shares of restricted common stock were issued to Robert Klein via the request of Royal Capital;

On March 29, 2000, a total of 25,000 shares of restricted common stock were issued to Frank Milnar via the request of Royal Capital;

On March 29, 2000, a total of 10,000 shares of restricted common stock were issued to Larry Ross via the request of Royal Capital;

On March 29, 2000, a total of 25,000 shares of restricted common stock were issued to William Scanlan via the request of Royal Capital;

On March 29, 2000, a total of 125,000 shares of restricted common stock were issued to Anthony Schweiger via the request of Royal Capital;

On March 29, 2000, a total of 25,000 shares of restricted common stock were issued to Byrom Zuckerman via the request of Royal Capital;

On May 17, 2000, a total of 500,000 shares of restricted common stock were issued to Bruce Deichl via the request of Royal Capital;

On May 17, 2000, a total of 500,000 shares of restricted common stock were issued to Jerry Swon via the request of Royal Capital;

On November 10, 2000, a total of 25,000 shares of restricted common stock were issued to John Goldstein via the request of Royal Capital; and

On November 10, 2000, a total of 160,365 shares of restricted common stock were issued to Royal Capital.

Exemption from registration claimed.

None.

Terms of conversion or exercise.

None.

Use of proceeds.

Since the merger of Omni Assets, Inc. by the Company on October 26, 1999, there has been no sale of registered or unregistered stock for cash by the Company to any person(s) or entity.

Item 11.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

Our authorized capital stock consists of 50,000,000 shares of Common Stock, par value $0.001 per share (the "Common Stock"). As of May 16, 2002, there were issued and outstanding 27,600,000 shares of Common Stock

The holders of Common Stock are entitled to one vote for each share on
all   matters submitted to a vote of stockholders, they do not have cumulative voting rights. Accordingly, the holders of a majority of the stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to the preferences that may be applicable to any then outstanding Preferred Stock, the holders of Common Stock will be entitled to receive such dividends, if any, as may be declared by the Board from time to time out of legally available funds. Upon the liquidation, dissolution, or winding up of the Company, the holders of Common Stock will be entitled to share ratably in all assets of the Company that are legally available for distribution, after payment of all debts and other liabilities and subject to the prior rights of holders of any preferred stock then outstanding. The holders of Common Stock have no preemptive, subscription, redemption, or conversion rights.

TRANSFER AGENT AND REGISTRAR. The transfer agent and registrar for the Common Stock is the InterWest Stock Transfer & Trust Company, Salt Lake City, Utah.

Item 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

	The By-laws provide that directors and officers shall be, and at the discretion of the Board of Directors, non-officer employees may be, indemnified by the Company to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the company and further permits the advancing of expenses incurred in defending claims. This provision does not alter a director's liability under the Federal securities laws. In addition, this provision does not affect the availability of equitable remedies, such as an injunction or rescission, for breach of fiduciary duty.

Item 13.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

	None. Inamco is a "start-up" company as defined by the Financial Accounting Standards Board Statement No. 7. Presently, it has no assets, liabilities, operating activities and/or revenue. Inamco has yet to commence full-scale operations and is focused primarily on the future merger/acquisition of an existing pharmaceutical company.





Item 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

During the acquisition of Omni Assets by the Company, Sobel & Co., LLC acted as the Company's certified public accounts. They provided, to the Company, audited balance sheets, related statements of operations, stockholders' deficiency and cash flow statements for the year ended December 31, 1999. Since that time, the Company has had no assets, liabilities, operating activities, or revenue and has no need to employ the services of an accountant. Prior reports from the auditors did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles except for a modification that describes substantial doubt surrounding the Company's ability to continue as a going concern. During the two most recent fiscal years, there have not been any disagreements with the auditors on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Item 15.  FINANCIAL STATEMENTS AND EXHIBITS.

None. Inamco is a "start-up" company as defined by the Financial Accounting Standards Board Statement No. 7. Presently, it has no assets, liabilities, operating activities and/or revenue. Inamco has yet to commence full-scale operations and is focused primarily on the future acquisition of an existing pharmaceutical company.


SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


          					(Registrant)


Date:						(Signature)


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